POWER OF ATTORNEY
              Each of the undersigned entities and individuals (collectively, the "Reporting Persons") hereby authorizes and designates ComVen V, L.L.C. or such other person or entity as is designated in writing by Roland Van der Meer (the "Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting Persons, any and all reports, filings, notices, communications and other documents (including, but not limited to, reports on Form D, Schedule 13D, Schedule 13G, Form 13-F, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act"), the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") or any other applicable federal or state law, rule or regulation (collectively, the "Reports") with respect to each Reporting Person's ownership of, or transactions in, securities of Axesstel, Inc. whose securities are beneficially owned (directly or indirectly) by such Reporting Person (the "Company").

              Each Reporting Person hereby further authorizes and designates Charles Noreen (the "Authorized Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

              The authority of the Designated Filer and the Authorized Signatory under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Company, unless earlier revoked in writing.  Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person's responsibilities to comply with the Act, the Exchange Act or any other applicable federal or state law, rule or regulation.

June 9, 2009 ComVen V, L.L.C.

 By: /s/ Charles Noreen
  A  Member

June 9, 2009 ComVentures V, L.P.

 By: ComVen V, L.L.C.,
  Its General Partner

 By: /s/ Charles Noreen
  A  Member

June 9, 2009 ComVentures V, L.P.

 By: ComVen V, L.L.C.,
  Its General Partner

 By: /s/ Charles Noreen
  A  Member

June 9, 2009 ComVentures V, L.P.

 By: ComVen V, L.L.C.,
  Its General Partner

 By: /s/ Charles Noreen
  A  Member

June 9, 2009 Roland Van der Meer

 By: /s/ Rolan Van der Meer